UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2007

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Kana Software, Inc. (“KANA”) is filing an amendment to its Current Report on Form 8-K filed on March 7, 2007 to provide additional information. KANA’s Current Report on Form 8-K filed on March 7, 2007 reported that in connection with its review of the quarterly allocations of certain expense items, it determined that non-cash compensation expenses relating to certain options granted in 1999 were incorrectly recorded in each of the first three quarters of 2006 and certain other expense items were recorded in improper quarters within 2006. The total combined effect of the errors is an increase in the net income by $99,000, $949,000 and $593,000 for the three month periods ended March 31, 2006, June 30, 2006 and September 30, 2006, respectively. Further description of the errors related to the 1999 option grants and certain expense items are provided below.

1999 Stock Options. The non-cash compensation that was incorrectly recorded was related to a specific group of stock options granted in 1999 as a retention incentive to employees of a company acquired by KANA. These stock options were fully vested upon grant but restrictions were placed on the exercisability of these stock options that were based on continued employment with KANA. Since the exercise price of the stock options was less than the fair market value of KANA’s common stock on the date of grant, the intrinsic value of the stock options was expensed as a compensation expense in the fourth quarter of 1999 as disclosed in KANA’s 1999 annual report on Form 10-K. These stock options were incorrectly included in KANA’s stock option tracking system database as if they were still vesting over the 9.5 year period. Therefore, during 2006, the value of these stock options was incorrectly included in the employee stock-based compensation expense as calculated in accordance with FAS 123R. The effect of correcting this error decreased expenses by $447,000, $446,000 and $451,000 for the three month periods ended March 31, 2006, June 30, 2006 and September 30, 2006, respectively.

Registration Rights Penalty. During the three months ended June 30, 2006, it was determined that a portion of a registration rights penalty should have been recorded during the three month period ended March 31, 2006. While it was determined to not be material to the consolidated financial statements at the time, it was recorded as part of the restatement. The effect of correcting this error increased expenses by $337,000 for the three month period ended March 31, 2006 and decreased expenses by $337,000 for the three month period ended June 30, 2006, respectively.

Royalty Estimate. During the three month period ended December 31, 2006, it was determined that a royalty accrual made in a prior year was overstated by $158,000. This amount was included in the restatement decreasing expense in the three month period ended March 31, 2006 by $158,000.

Other Expenses. Various other immaterial expenses were recorded as part of the restatement with the effect of increasing net loss by $169,000 for the three month period ended March 31, 2006, decreasing net loss by $166,000 for the three month period ended June 30, 2006 and decreasing net loss by $142,000 for the three month period ended September 30, 2006.

KANA has restated its historical financial statements for the first three quarters of 2006 in its annual report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on April 2, 2007. KANA has also discussed the above matters with Burr, Pilger & Mayer LLP, its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: May 29, 2007